As filed with the Securities and Exchange Commission on April 11, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Forum Energy Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3533	61-1488595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 800

Houston, Texas 77024

(281) 949-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James L. McCulloch

Senior Vice President, General Counsel and Secretary

Forum Energy Technologies, Inc.

920 Memorial City Way, Suite 800

Houston, Texas 77024

(281) 949-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Matthew Strock Sarah K. Morgan Vinson & Elkins L.L.P. 1001 Fannin, Suite 2500 Houston, Texas 77002-6760 (713) 758-2222	J. David Kirkland, Jr. Tull R. Florey Baker Botts L.L.P. 910 Louisiana Houston, Texas 77002-4995 (713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ File No. 333-176603

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	$72,631,540.00	$8,323.57

(1)	Includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock.
(2)	Based upon the public offering price.
(3)	The registrant previously registered an aggregate of $363,157,860.00 of common stock on its Registration Statement on Form S-1 (File No. 333-176603), for which a filing fee of $42,068.00 was paid.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Forum Energy Technologies, Inc., a Delaware corporation, is filing this registration statement with respect to the registration of additional shares of common stock, par value $0.01 per share, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the registration statement on Form S-1 (Registration No. 333-176603), initially filed with the Securities and Exchange Commission on September 1, 2011, as amended by Amendment No. 1 thereto filed on October 21, 2011, Amendment No. 2 thereto filed on December 12, 2011, Amendment No. 3 thereto filed on December 29, 2011, Amendment No. 4 thereto filed on March 14, 2012 and Amendment No. 5 thereto filed on March 29, 2012, which was declared effective on April 11, 2012, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Ernst & Young LLP (Allied Production Services, Inc.)

23.3*	Consent of Pannell Kerr Forster of Texas, P.C. (Subsea Services International, Inc.)

23.4*	Consent of Deloitte LLP (Triton Group Holdings LLC)

23.5*	Consent of UHY LLP (Davis-Lynch, Inc.)

23.6*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-176603) initially filed with the Commission on September 1, 2011 and incorporated by reference herein)

24.2	Power of Attorney for Louis Raspino, Jr. (included as Exhibit 24.1 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-176603) filed with the Commission on March 14, 2012 and incorporated by reference herein)

*	Filed herewith

(b) Financial Statement Schedules

None.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on April 11, 2012.

Forum Energy Technologies, Inc.

By:	/s/ C. CHRISTOPHER GAUT
Name:	C. Christopher Gaut
Title:	President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ C. CHRISTOPHER GAUT C. Christopher Gaut	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 11, 2012

/s/ JAMES W. HARRIS James W. Harris	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 11, 2012

* Evelyn M. Angelle	Director	April 11, 2012

* David C. Baldwin	Director	April 11, 2012

* John A. Carrig	Director	April 11, 2012

* Michael McShane	Director	April 11, 2012

* Louis Raspino, Jr.	Director	April 11, 2012

* Franklin Myers	Director	April 11, 2012

* John Schmitz	Director	April 11, 2012

Signature	Title	Date

* Andrew L. Waite	Director	April 11, 2012

* By:	/s/ C. CHRISTOPHER GAUT
C. Christopher Gaut,
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Ernst & Young LLP (Allied Production Services, Inc.)

23.3*	Consent of Pannell Kerr Forster of Texas, P.C. (Subsea Services International, Inc.)

23.4*	Consent of Deloitte LLP (Triton Group Holdings LLC)

23.5*	Consent of UHY LLP (Davis-Lynch, Inc.)

23.6*	Consent of Vinson & Elkins L.L.P. (included as part of Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-176603) initially filed with the Commission on September 1, 2011 and incorporated by reference herein)

24.2	Power of Attorney for Louis Raspino, Jr. (included as Exhibit 24.1 to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-176603) filed with the Commission on March 14, 2012 and incorporated by reference herein)

*	Filed herewith